UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		June 20, 2013
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On June 20, 2013, Charles D. Denson resigned as President, NIKE Brand, and Gary M. DeStefano resigned as President, Global Operations, in each case effective July 1, 2013.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On June 20, 2013, NIKE, Inc.’s Board of Directors approved amendments to the Third Restated Bylaws (the “Bylaws”), effective June 20, 2013.  Article 3, Section 3, Election and Tenure, was amended to establish a majority voting and resignation process for director elections.  The provisions require that if in an uncontested election for directors a nominee receives a greater number of “withhold” votes than votes “for,” the nominee shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee (the “Committee”).  The Committee shall recommend to the Board of Directors the action to be taken with respect to the resignation.  The Board of Directors will publicly disclose its decision within 90 days of the certification of the election results.  A nominee not receiving a majority of the votes cast in an uncontested election shall continue to serve until (i) the director’s successor is elected and qualifies, or (ii) the Board of Directors accepts the director’s resignation.  Article 6, Section 8, Divisional Officers, was amended to authorize any corporate officer to appoint divisional officers and Article 7, Section 7, Execution of Corporate Instruments, has been removed.

    The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, that are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

3.2           Third Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: June 20, 2013	By:	/s/ Donald W. Blair
Donald W. Blair
Chief Financial Officer